EXHIBIT 3(I)

                          CERTIFICATE OF INCORPORATION
                                       OF
                           GALWAY CAPITAL CORPORATION

1.       The name of the Corporation is:

                           GALWAY CAPITAL CORPORATION

2.       The duration of the Corporation is perpetual.

3. The address of the registered office in the State of Delaware is No. 1102 West Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Colonial Charter Company.

4. The purposes for which the Corporation is organized are: To engage, without limitation, in any lawful activity for which corporations may be organized under the General Law of Delaware.

         (a) To engage, without limitation, in any lawful activity for which corporations may be organized under the General Law of Delaware.

         (b) To do such acts in pursuit of its general purposes as are not forbidden by the laws of the State of Delaware, as now in force or hereafter may be in force.

5. The maximum number of shares which the Corporation shall have the authority to issue is:

         (a) 50,000,000 (Fifty Million) Shares of Common Stock having a value of $.001 per share; and

         (b) 1,000,000 (One Million) Shares of Preferred Stock having a par value of $.01 per share, such Preferred Stock being issuable in one of more series as hereafter provided.

         No holder of any class of stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any class of stock of the Corporation now authorized or hereafter authorized by any amendment of the Certificate of Incorporation, or of any bonds, debentures, or other securities convertible into or evidencing rights to purchase or subscribe for any stock of the Corporation; and any stock now authorized or any such additional authorized issue of any stock or any securities convertible into or evidencing rights to purchase or subscribe for stock may be issued and disposed of by the Board of Directors to such firms, persons, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in its discretion determine without offering any thereof on the same terms, or on any terms, to the shareholders, or to any class of shareholders.


         The preferences, restrictions and qualifications applicable to the Common Stock and the Preferred Stock are as follows:

                              PART A - COMMON STOCK



         Each holder of Common Stock shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

         After the payment or declaration and setting aside for payment of the full cumulative dividends for all prior and then current dividend periods on all outstanding shares of Preferred Stock and after setting aside all stock purchase funds or sinking funds heretofore required to be set aside with respect to the Preferred Stock, dividends on the Common Stock may be declared and paid, but only when and as determined by the Board of Directors.

         On any dissolution, liquidation or winding up of the Corporation, after there shall have been paid to or set aside for the holders of all outstanding shares of Preferred Stock the full preferential amount to which they are respectively entitled to receive, pro rata in accordance with the number of shares of each class outstanding, all the remaining assets of the Corporation will be available for distribution to its shareholders.

         The holders of Common Stock will have no redemption or conversion rights.

                            PART B - PREFERRED STOCK

         The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of the various series may vary only with respect to:

         (a)      the rate of dividend;

         (b) whether the shares may be called and, if so, the call price and the terms and conditions of call;

         (c) the amount payable upon the shares in the event of voluntary and involuntary liquidation;

         (d) sinking fund provisions, if any, for the call or redemption of the shares;

         (e) the terms and conditions, if any, on which the shares may be converted;

         (f)      voting rights; and

         (g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

         The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

         Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

6. The Corporation will not commence business until consideration of One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

7. The shareholders of the Corporation may take any action which they are required or permitted to take without a meeting on written consent, setting forth the action so taken, signed by all of the persons or entities entitled to vote thereon.

8. A. Any Business Combination Transaction (as defined in Section 8.B(3) below) shall require the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class. Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

         B.       For the purposes of this Paragraph 8:

                  (1) "Affiliate" or "Associate" shall have the respec-tive
                      meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on December 31, 1985.

                  (2) "Beneficial owner" shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on December 31, 1985.

                  (3) "Business Combination Transaction" shall mean:

                      (a)any merger or consolidation of the Corpora-tion or any
                         Subsidiary with (i) an In-terested Stockholder or (ii) any other Person (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

                      (b)any sale, lease, exchange, mortgage, pledge, transfer
                         or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, of any assets of the Corporation or any Subsidiary constituting not less than 5% of the total assets of the Corporation as reported in the consolidation balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

                      (c)the issuance or transfer by the Corporation or any
                         Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to, or proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) constituting not less than 5% of the total assets of the Corporation as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

                      (d)the adoption of any plan or proposal for the
                         liquidation or dissolution of the Corporation, or any spin-off or split-up of any kind of the Corporation or any Subsidiary, proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder; or


                      (e)any reclassification of securities (including any
                         reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (i) any class of equity securities of the Corporation or any Subsidiary or (ii) any class of securities of the Corporation or any Subsidiary convertible into equity securities of the Corporation or any Subsidiary, represented by securities of such class which are directly or indirectly owned by an Interested Stockholder and all of its Affiliates and Associates.

         (4) "Continuing Director" means (a) any member of the Board of Directors of the Corporation who (i) is neither the Interested Stockholder involved in the Business Combination Transaction as to which a vote of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent, or nominee of such Interested Stockholder, or the relative of any of the foregoing, and (ii) was a member of the Board of Directors of the Corporation prior to the time that such Interested Stockholder became an Interested Stockholder, and
                  (b) any successor of a Continuing Director described in clause
                  (a) who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors of the Corporation.

         (5) "Fair Market Value" means: (a) in the case of stock, the highest closing sale price during the 30- day period immediately preceding the date in question of a share of such stock on the Composite Tape, on the New York Stock Exchange-Listed Stocks, or, if such stock is not reported on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, in the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar interdealer quotation system then in use, or, if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

         (6) "Interested Stockholder" shall mean any Person (other than the Corporation or any Subsidiary, any employee benefit plan maintained by the Corporation or any Subsidiary or any trustee or fiduciary with respect to any such plan when acting in such capacity) who or which:

                  (a) is or was at any time within the two-year period
                      immediately prior to the date in question, the Beneficial Owner, directly or indirectly, or 10% or more of the voting power of the then outstanding Voting Stock of the Corporation; or

                  (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of 10% of more of the voting power of the outstanding Voting Stock of the Corporation; or

                  (c) is an assignee of, or has otherwise succeeded to, any
                      shares of Voting Stock of the Corporation of which an interested Stockholder was the Beneficial Owner, directly or indirectly, at any time within the two-year period immediately prior to the date in question, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

         For the purpose of determining whether a Person is an Interested Stockholder, the outstanding Voting Stock of the Corporation shall include unissued shares of Voting Stock of the Corporation of which the Interested Stockholder is the Beneficial Owner but shall not include any other shares of Voting Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Stockholder.

         (7) A "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to Section 14(d)(2) of the Exchange Act.

         (8) "Subsidiary" means any corporation of which the Corporation owns, directly or indirectly, (a) a majority of the outstanding shares of equity securities of such corporation, or (b) shares having a majority of the voting power represented by all of the outstanding Voting Stock of such corporation. For the purpose of determining whether a corporation is a Subsidiary, the outstanding Voting Stock and shares of equity securities thereof shall include unissued shares of which the Corporation is the Beneficial Owner but, except for the purposes of Paragraph 8.B(6), shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Corporation.

         (9) "Voting Stock" shall mean outstanding shares of capital stock of the relevant corporation entitled to vote generally in the election of directors.

C. The provisions of Paragraph 8.A shall not be applicable to any particular Business Combination Transaction, and such Business Combination Transaction shall require only such affirmative vote of the stockholders, if the conditions specified in either of the following paragraphs (1) and (2) are met:

         (1) The Business Combination Transaction shall have been approved by the affirmative vote of a majority of the Continuing Directors, even if the Continuing Directors do not constitute a quorum of the entire Board of Directors.

         (2)      All of the following conditions shall have been met:

                  (a) With respect to each share of each class of outstanding
                      Voting Stock of the Corporation (including Common Stock), the holder thereof shall be entitled to receive on or before the date of the consummation of the Business Combination Transaction (the "Consummation Date"), cash and consideration, in the form specified in Paragraph 8.C(2)(b) hereof, with an aggregate Fair Market Value as of the Consummation Date at least equal to the highest of the following:

                      (i)the highest per share price (including brokerage
                         commissions, transfer taxes and the soliciting dealers'
                         fees) paid by the Interested Stockholder to which the Business Combination Transaction relates, or by any Affiliate or Associate of such Interested Stockholder, for any shares of such class of Voting Stock acquired by it (x) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination Transaction (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher;

                      (ii) the Fair Market Value per share of such class Voting
                         Stock of the Corporation on the Announcement Date; and

                      (iii)the highest preferential amount per share, if any, to which the holders of shares of such class of Voting Stock of the Corporation are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

                  (b) The consideration to be received by holders of a
                      particular class of outstanding Voting Stock of the Corporation (including Common Stock) as described in Paragraph 8.C(2)(a) hereof shall be in cash or, if the consideration previously paid by or on behalf of the Interested Stockholder in connection with its acquisition of beneficial ownership of shares of such class of Voting Stock consisted, in whole or in part, of consideration other than cash, then in the same form as such consideration. If such payment for shares of any class of Voting Stock of the Corporation has been made in varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the beneficial ownership of the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder.

                  (c) After such Interested Stockholder has become an Interested
                      Stockholder and prior to the Consummation Date: (1) there shall have been no failure to declare and pay at the regular date therefor any full dividends (whether or not cumulative) on the outstanding Preferred Stock of the Corporation, if any, except as approved by the affirmative vote of a majority of the Continuing Directors; (ii) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock of the Corporation (except as necessary to reflect any subdivision of the Common Stock), except as approved by the affirmative vote of a majority of the Continuing Directors, and (y) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by the affirmative vote of a majority of the Continuing Directors; and (iii) such Interested Stockholders shall not have become the Beneficial Owner of any additional shares of Voting Stock of the Corporation except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                  (d) After such Interested Stockholder has become an Interested
                      Stockholder, neither such Interested Stockholder nor any Affiliate or Associate thereof shall have received the benefit, directly or indirectly (except proportionately as shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation.

                  (e) A proxy or information statement describing the proposed
                      Business Combination Transaction and complying with the requirements of the Exchange Act and the General Rules and Regulations thereunder (or any sub-quent provisions replacing such Act, Rules or Regulations) shall be mailed to the shareholders of the Corporation at least 30 days prior to the Consummation Date (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions thereof).

         D. A majority of the Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Paragraph 8, including without limitation, (1) whether a Person is an Interested Stockholder,
                  (2) the number of shares of Voting Stock of the Corporation beneficially owned by any Person, (3) whether a Person is an Affiliate or Associate of another, (4) whether the requirements of Paragraph 8.C(2) have been met with respect to any Business Combination Transaction, and (5) whether the assets which are the subject of any Business Combination Transaction have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination Transaction constitutes not less than 5% of the total assets of the Corporation as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Paragraph 8.

         E. Nothing contained in this Paragraph shall be construed to relieve the members of the Board of Directors or an Interested Stockholder from any fiduciary obligation imposed by law. The fact that any Business Combination Transaction complies with the provisions of Paragraph 8.C shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination Transaction or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination Transactions.


9. In the event the Board of Directors should consist of in excess of two directors, the Board of Directors shall be divided into three classes as nearly equal in number as possible. The initial terms of directors elected in 1988 shall expire as of the annual meeting of shareholders for the years indicated below:

       Class I Directors..........................................1991
       Class II Directors.........................................1990
       Class III Directors........................................1989

Upon expiration of the initial terms specified for each class of directors, their successors shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If an equality in number is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

Any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of directors shall be filled by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors have been chosen and until their successors are elected and qualified.

A written ballot shall not be required for the election of directors unless the bylaws of the Corporation so provide.

10. A quorum of the Board of Directors of the Corporation shall consist of two directors, but in the event that the Board should consist of in excess of six directors, one-third of the directors in office shall constitute a quorum.

11. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         (a) To adopt, amend or repeal the Bylaws of the Corporation by vote of a majority of the members of the Board of Directors, but any Bylaws adopted by the Board of Directors may be amended or repealed by the shareholders of the Corporation;

         (b) To distribute too the shareholders of the Corporation out of capital surplus of the Corporation a portion of its assets, in cash or property, subject to the requirements of law, and such distribution is expressly permitted without the vote of the shareholders;

         (c) To cause the Corporation to make purchases of its shares, directly or indirectly, to the extent of unreserved and unrestricted earned surplus available therefor, without the vote of the shareholders;

         (d) If at any time the Corporation has more than one class of authorized or outstanding stock, to pay dividends in shares of any class to the holders of shares of any class, without the vote of the shareholders of the class in which the payment is to be made; and

         (e) To take any action which the Board of Directors is required or permitted to take without a meeting or written consent, setting forth the action so taken, signed by all of the directors entitled to vote thereon.

12. In evaluating a Business Combination (as defined in Paragraph 8 above) or a tender or exchange offer and other acquisition proposal, the Board of Directors in determining what is in the best interest of the Corporation, may consider, among others, the following factors:

         (a) the financial aspects of the offer, the long-term interests of the Corporation's shareholders, the present and historical market value of the Corporation's shares and the premiums paid in other relevant transactions, the liquidation value of the Corporation's assets and component operations, the prospects of the Corporation, and (to the extent estimable) its stock on a going-concern basis over the subsequent several years;

         (b) the prospects for obtaining and methods of achieving a better offer, such as seeking other bids, pursuing negotiating strategies (which may include defensive tactics), and partial or total liquidation;

         (c) the impact, if the offer is partial or two-tier, on the remaining shareholders and on the prospects of the Corporation in the event the offer is successful;

         (d) the value and investment attributes of the noncash consideration if the offer involves considerations other than cash;

         (e) the potential of the offer (if partial or two-tier), including the offeror's competence, experience, integrity, management, reputation and financial condition;

         (f) legal and regulatory matters, or other considerations that could impede or prevent the transaction's consummation;

         (g) the effect of the transaction on the Corporation's (and its Subsidiaries') customers, including policyholders, suppliers and employees; and

         (h)      local community interests.

13. The affirmative vote of the holders of at lest 80% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision or provisions inconsistent with any provision of Paragraphs 8, 9, 12 or 13 hereof, unless such amendment, alteration, change, re peal or adoption of any inconsistent provision or provisions is declared advisable by the Board of Directors by the affirmative vote of (A) two-thirds of the entire Board of Directors and (b) a majority of the Continuing Directors (as defined in Paragraph 8).

14.  The name and mailing address of the incorporator is as follows:

                  NAME                          MAILING ADDRESS

            Patrick C. Brooks               1701 Altivo Way
                                            Los Angeles, CA  90026

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of April, 1988.

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                           GALWAY CAPITAL CORPORATION


         GALWAY CAPITAL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware, does hereby certify as follows:

         FIRST: The first sentence of Paragraph 5 of the Certificate of Incorporation of the Corporation, which sentence now reads, "The maximum number of shares which the Corporation shall have the authority to issue is: (a) 50,000,000 (Fifty Million) Shares of Common Stock having value of $.001 per share; and (b) 1,000,000 (One Million) Shares of Preferred Stock having a par value of $.01 per share, such Preferred Stock being issuable in one or more series as hereafter provided.", is amended to read in full as follows:

                  "5. Effective on the date upon which this Certificate of Amendment of Certificate of Incorporation is duly filed with the Secretary of State of the State of Delaware (the "Effective Date"), each share of the Common Stock, $.001 par value, authorized and outstanding on the Effective Date shall be combined, reconstituted, and converted by reverse stock split into one-tenth (1/10) share of Common Stock, $.01 per value. The Board of Directors is authorized to determine by resolution all matters reasonably required by, or ancillary to, said reverse stock split, including but not limited to the manner and terms upon which new share certificates shall be issued, certificates for existing share certificates shall be surrendered, and fractional shares (if any) shall be issued. Upon the occurrence of said reverse stock split, the maximum number of shares which the Corporation shall have the authority to issue is:

                  "(a) 5,000,000 (Five Million) Shares of Common Stock having a par value of $.01 per share; and

                  "(b) 1,000,000 (One Million) Shares of Preferred Stock having a par value of $.01 per share, such Preferred Stock being issuable in one or more series as hereinafter provided."

         SECOND: The capital of the Corporation will not be reduced by reason of the foregoing amendment.

         THIRD: The foregoing amendment was duly approved and adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware. The foregoing amendment was duly approved and adopted by the unanimous written consent of the directors of the Corporation pursuant to Section 141(f) of the General Corporation Law of the State of Delaware. The foregoing amendment was thereupon duly approved and adopted pursuant to Section 228 of the General Corporation Law of the State of Delaware by the written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to approve and adopt the foregoing amendment at a regular or special meeting of shareholders entitled to vote thereon, said minimum number being a majority of the outstanding shares of Common Stock. Notice of such written consent of shareholders was thereupon promptly given to all persons entitled to receive said notice (except such persons with whom communication is unlawful) in accordance with said Section 228.

         IN WITNESS WHEREOF, on the 4th day of August, 1989, said GALWAY CAPITAL CORPORATION has caused this Certificate to be signed by Patrick C. Brooks, its President, and attested by Stephanie A. Brooks, its Secretary, both of whom affirm and acknowledge, under penalties of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true.

                                      GALWAY CAPITAL CORPORATION

                                      By:  /s/ Patrick C. Brooks, President
                                           --------------------------------

ATTEST:

/s/ Stephanie A. Brooks, Secretary
----------------------------------

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                           GALWAY CAPITAL CORPORATION


         GALWAY CAPITAL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware, does hereby certify as follows:


         FIRST: Article "1." of the Certificate of Incorporation of this corporation is amended to read in full as follows:

                  "1.      The name of the corporation is TOWER BROADCAST, INC.

         SECOND: The capital of the corporation will not be reduced, increased, or in any way affected by reason of the foregoing amendment.

         THIRD: The foregoing amendment was duly approved and adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware. Initially, the foregoing amendment was duly approved and adopted by the unanimous written consent of the directors of the corporation pursuant to Section 141(f) of the General Corporation Law of the State of Delaware. Thereupon, the foregoing amendment was duly approved and adopted pursuant to Section 228 of the General Corporation Law of the State of Delaware by the written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to approve and adopt the foregoing amendment at a regular or special meeting of shareholders entitled to vote thereon, said minimum number being a majority of the outstanding shares of Common Stock, par value $.0002 per share. Notice of such written consent of shareholders was thereupon promptly given to all persons entitled to receive said notice (except such persons with whom communication is unlawful) in accordance with said Section 228.

         IN WITNESS WHEREOF, on this 18th day of August, 1993, said Galway Capital Corporation has caused this Certificate to be signed by Patrick C. Brooks, its President, and attested by Stephanie A. Brooks, its Secretary, both of whom affirm and acknowledge, under penalties of perjury, that this Certificate is the act and deed of the corporation and that the facts stated herein are true.


                                        /s/Patrick C. Brooks, President
                                        -------------------------------

                                        /s/Stephanie A. Brooks, Secretary
                                        ---------------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                  *************


         TOWER BROADCAST, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,


         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of TOWER BROADCAST, INC. be amended by changing Paragraph 5 thereof so that, as amended, said Paragraph shall be and read as follows:

                  "5. The maximum number of shares which the Corporation shall have the authority to issue is:

                  (a) 50,000,000 (Fifty Million) Shares of Common Stock having a par value of $.01 per share; and

                  (b) 5,000,000 (Five Million) Shares of Preferred Stock having a par value of $.01 per share, such Preferred Stock being issuable in one or more series as hereinafter provided."

                  "Effective on the date upon which this Certificate of Amendment of Certificate of Incorporation is duly filed (the "Effective Date"), every four (4) shares of the Common Stock outstanding is reverse split into one (1) share of Common Stock. The Board of Directors is authorized to determine by resolution all matters reasonably required by, or ancillary to, said reverse stock split, including but not limited to the manner and terms upon which new share certificates shall be issued, certificates for existing share certificates shall be surrendered, and fractional shares (if any) shall be issued."

         SECOND: The capital of the Corporation will not be reduced by reason of the foregoing amendment.

         THIRD: The foregoing amendment was duly approved and adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware. The foregoing amendment was duly approved and adopted pursuant to Section 228 of the General Corporation Law of the State of Delaware by the written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to approve and adopt the foregoing amendment at a regular or special meting of shareholders entitled to vote thereon, said minimum number being a majority of the outstanding shares of Common Stock. Notice of such written consent of shareholders was then promptly given to all persons entitled to receive said notice in accordance with said Section 228.

         IN WITNESS WHEREOF, on this 20th day of March, 1995, said TOWER BROADCAST, INC. has caused this Certificate to be signed by Mark Di Salvo, its President, and attested by its Secretary, Leah Di Salvo, both of whom affirm and acknowledge under penalty of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true.

                                      TOWER BROADCAST, INC.

                                      BY: /s/ Mark Di Salvo, President
                                          ----------------------------

ATTEST:

/s/ Leah Di Salvo, Secretary
----------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              TOWER BROADCAST, INC.

         TOWER BROADCAST, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: Article "1." of the Certificate of Incorporation of this corporation is amended to read as follows:

                  "1. The name of the corporation is TENGTU INTERNATIONAL CORP."

         SECOND: The capital of the corporation will not be reduced, increased, or in any way affected by reason of the foregoing amendment.

         THIRD: The foregoing amendment was duly approved and adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware. Thereupon, the foregoing amendment was duly approved and adopted pursuant to Section 228 of the General Corporation Law of the State of Delaware by the written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to approve the adopt the amendment at a regular or special meeting of shareholders entitled to vote thereon, said minimum number being a majority of the outstanding shares of common stock, par value $.01 per share. Notice of such written consent was thereupon promptly given to all persons entitled to receive said notice in accordance with Section 228.

         IN WITNESS WHEREOF, on this 24th day of May, 1996, said TOWER BROADCAST, INC. has caused this Certificate to be signed by Mark Di Salvo, its President, and attested by its Secretary, Leah Di Salvo, both of whom affirm and acknowledge under penalty of perjury, that this Certificate is the act and deed of this Corporation and that the fact stated herein are true.

                                                     TOWER BROADCAST, INC.

                                                     By: /s/ Mark Di Salvo
                                                         -----------------

ATTEST:

/s/ Leah Di Salvo
-----------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           TENGTU INTERNATIONAL CORP.


         TENGTU INTERNATIONAL CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of TENGTU International Corp. by amended by changing Paragraph 5 to read as follows:

                  "5. The maximum number of shares which the Corporation shall have the authority to issue is:

                  (a) 100,000,000 (One Hundred Million) Shares of Common Stock having a par value of $.01 per share; and

                  (b) 10,000,000 (Ten Million) Shares of Preferred Stock, having a par value of $.01 per share, being issuable in one or more series as hereinafter provided."

                  "Effective on the date upon which this Certificate of Amendment of Certificate of Incorporation is duly filed (the "Effective
         Date), every two (2) shares of the Common Stock outstanding is reverse split into one (1) share of Common Stock. The Board of Directors is authorized to determine by resolution all matters reasonably required by, or ancillary to, said reverse stock split, including but no limited to the manner and terms upon which new share certificates shall be issued, certificates for existing shares certificates shall be surrendered, and fractional shares (if any) shall be issued."


         SECOND: The capital of the corporation will not be reduced, increased, or in any way affected by reason of the foregoing amendment.

         THIRD: The foregoing amendment was duly approved and adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware. Thereupon, the foregoing amendment was duly approved and adopted pursuant to Section 228 of the General Corporation Law of the State of Delaware by the written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to approve and adopt the amendment at a regular or special meeting of shareholders entitled to vote thereon, said minimum number being a majority of the outstanding shares of common stock, par value $.01 per share. Notice of such written consent was thereupon promptly given to all persons entitled to receive said notice in accordance with Section 228.

         IN WITNESS WHEREOF, on this 29th day of May, 1996, said TENGTU INTERNATIONAL CORP. has caused this Certificate to be signed by Mark Di Salvo, its President, and attested by its Secretary, Leah Di Salvo, both of whom affirm and acknowledge under penalty of perjury, that this Certificate is the act and deed of this Corporation and that the facts stated herein are true.

                                                     TENGTU INTERNATIONAL CORP.

                                                     By:  /s/ Mark Di Salvo
                                                          -----------------

ATTEST:

/s/ Leah Di Salvo
-----------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           TENGTU INTERNATIONAL CORP.




         WE, Pak Cheung, Chairman, and Gerald A. Eppner, Assistant Secretary of Tengtu International Corp., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

         FIRST: That the name of the Corporation (hereinafter called the "Corporation") is Tengtu International Corp.

         SECOND: That the Certificate of Incorporation of the Corporation has been amended as follows:

         By striking out the whole of Paragraphs 7 and 9 of the Certificate of Incorporation.

         THIRD: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the majority of all the stockholders entitled to vote in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, we have signed this Certificate this 2nd day of April, 1997.

                                                     /s/ Pak Cheung
                                                     --------------

ATTEST:

/s/ Gerald A. Eppner, Assistant Secretary
-----------------------------------------